PROMISSORY NOTE

$7,300,000.00 March 25, 2008

1. Agreement to Pay. FOR VALUE RECEIVED, G&E HEALTHCARE REIT CYPRESS STATION, LLC, a Delaware limited liability company (“Borrower”) hereby promises to pay to the order of NATIONAL CITY BANK, a national banking association, its successors and assigns, whose address is 120 S. Central, 9th Floor, Clayton, Missouri 63105 (“Lender”), the principal sum of Seven Million Three Hundred Thousand and 00/100 Dollars ($7,300,000.00) (“Loan”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time.

2. Interest Rate.

2.1 Interest Prior to Default.

(a) Interest shall accrue on the outstanding principal balance of this Note from the date hereof through September 1, 2011, (“Maturity Date”) at the lesser of: (i) the Maximum Lawful Rate; or (ii) a fluctuating rate of interest equal to the Libor Rate plus 1.75% per annum (“Applicable Margin”) (the Libor Rate plus the Applicable Margin shall be referred to herein as the “Loan Rate”).

(b) LIBOR Flex Rate. Designation of a LIBOR Rate is subject to the following requirements:

(i) The LIBOR Rate shall fluctuate daily in accordance with changes to the LIBOR Rate.

(ii) “LIBOR Rate” means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent (all amounts in the calculation will be determined by Lender as of the first day of the interest period):

LIBOR =	London Inter-Bank Offered Rate

(1.00 – Reserve Percentage)

Where,

(1) “London Inter-Bank Offered Rate” initially means the rate per annum based on a 360-day year equal to the offered rate for deposits in U.S. dollars for a one-month period and for amounts comparable to the then-outstanding principal balance of this Loan are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the day as to which the rate applies (or three Business Days prior to the day as to which the rate applies if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system “Page 3750” report (or if not so published, Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to determine such rate).

(2) “Reserve Percentage” means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(iii) Lender is not obligated to accept a deposit in the inter-bank market in order to charge interest at the LIBOR Rate.

(iv) In addition, Borrower shall be responsible for paying any costs (“Additional Costs”) actually incurred by Lender as a direct result of any change in Lender’s cost of complying with any law, rule, regulation or other requirement imposed, interpreted or enforced by any federal, state or other governmental or monetary authority which is applicable to assets held by or deposits or accounts with or credits extended by Lender and which causes Lender to incur costs or increases the effective cost to Lender of lending to Borrower at the LIBOR Rate.

2.2 Late Charges. If payment (other than the final payment of all principal and interest due hereunder on the Maturity Date as more specifically set forth in Section 3.2 herein below) is ten (10) days or more late, Borrower will be charged a late payment fee of five percent (5%) of the unpaid portion of the regularly scheduled payment. Borrower will pay a fee to Lender of Fifteen Dollars ($15.00) if Borrower makes a payment on this Note and the check or preauthorized charge with which Borrower pays is later dishonored.

2.3 Interest After Default. Interest at a rate equal to the lesser of (i) the Maximum Lawful Rate, or (ii) five percent (5%) over Lender’s Corporate Market Rate (defined below), as published by Lender from time to time, (hereinafter referred to as the “Default Rate”) shall be payable on the entire principal balance owing from and after the Maturity Date or following the occurrence and during the continuance of any Event of Default, whether upon failure to pay this Note, upon acceleration, upon final maturity or otherwise. For purposes of this Note, “Corporate Market Rate” shall mean the floating per annum rate of interest that at any time, and from time to time, shall be most recently announced by Lender as its corporate rate, which is not intended to be the Lender’s lowest or most favorable rate of interest at any one time. Each change in Default Rate, if any, shall take effect on the effective date of any change in the Corporate Market Rate. The Lender shall not be obligated to give notice of any change in the Corporate Market Rate. Following the occurrence and during the continuance of an Event of Default, at its option Lender may add any unpaid accrued interest, costs and fees to principal and such sum will bear interest at the Default Rate, but in no event at an effective interest rate on this Note which exceeds the Maximum Lawful Rate. In addition, Lender shall have the right, without acceleration of the indebtedness, to collect interest at the Default Rate on any payment due hereunder (including without limitation late charges and fees for legal counsel) which is not received by Lender on or before the date on which such payment originally was due. Interest at the Default Rate shall be immediately due and payable from the due date specified herein and shall accrue until all Events of Default have been fully cured or full payment is received, as applicable; provided that no Default Rate interest shall be due on any sum paid within the grace period applicable thereto, if any.

2.4 Interest Calculation.

(a) Maximum Lawful Interest. The term “Maximum Lawful Rate” means the maximum rate of interest, and the term “Maximum Lawful Amount” means the maximum amount of interest, that are permissible under applicable state or federal law for the type of loan evidenced by this Note and the other Loan Documents. If Chapter 303 of the Texas Finance Code is applicable to this Note, and applicable state or federal law does not permit a higher interest rate, the “weekly ceiling” (as defined as Chapter 303 of the Texas Finance Code) shall be the interest rate ceiling applicable to this Note and shall be the basis for determining the Maximum Lawful Rate in effect from time to time during the term of this Note. If applicable state or federal law allows a higher interest rate or federal law preempts the state law limiting the rate of interest, then the foregoing interest rate ceiling shall not be applicable to this Note. If the Maximum Lawful Rate is increased by statute or other governmental action subsequent to the date of this Note, then the new Maximum Lawful Rate shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

(b) Spreading of Interest. Because of the possibility of irregular periodic balances of principal, premature payment, and the fluctuating nature of the Loan Rate, the total interest that will accrue under this Note cannot be determined in advance. Lender does not intend to contract for, charge, or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Lender and Borrower agree that all amounts of interest, whenever contracted for, charged, or received by Lender, with respect to the loan of money evidenced by this Note, shall be spread, prorated, or allocated over the full period of time this Note is unpaid, including the period of any renewal or extension of this Note. If demand for payment of this Note is made by Lender prior to the full stated term, the total amount of interest contracted for, charged, or received to the time of such demand shall be spread, prorated, or allocated along with any interest thereafter accruing over the full period of time that this Note thereafter remains unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

(c) Excess Interest. At maturity (whether by acceleration or otherwise) or on earlier final payment of this Note, Lender shall compute the total amount of interest that has been contracted for, charged, or received by Lender or payable by Borrower under this Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged, or received by Lender. If such computation reflects that the total amount of interest that has been contracted for, charged, or received by Lender or payable by Borrower exceeds the Maximum Lawful Amount, then Lender shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Borrower. This provision concerning the crediting or refund or excess interest shall control and take precedence over all other agreements between Borrower and Lender so that under no circumstances shall the total interest contracted for, charged, or received by Lender exceed the Maximum Lawful Amount.

(d) Daily Computation of Interest. To the extent permitted by applicable law, interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due. In no event shall Lender compute the interest in a manner that would cause Lender to contract for, charge, or receive interest that would exceed the Maximum Lawful Rate or the Maximum Lawful Amount.

3. Payment Terms.

3.1 Periodic Principal and Interest Payments. Borrower shall pay this Note in monthly payments of principal in the amounts set forth on the Schedule of Principal Payments attached hereto as Schedule 3.1 plus monthly payments equaling from time to time the then accrued interest on the unpaid principal balance. Borrower’s first principal and interest payment is due May 1, 2008, and all subsequent payments are due on the same day of each month thereafter through and including the Maturity Date. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing. If any payment due on this Note or if any payment to be debited from Borrower’s designated account on a scheduled due date is payable and scheduled on a weekend or legal bank holiday in the State of Missouri, the payment will be due and will be debited on the next non-weekend/holiday business day, the amount of payment, in such case, to include all interest accrued to the date of such actual payment, and such payment shall be deemed to have been made on a timely basis. No principal amount repaid may be reborrowed. All amounts due under this Note shall be payable without set-off, counterclaim or any other deduction whatsoever.

3.2 Payment on Maturity Date. Notwithstanding the monthly principal payment amounts set forth on Schedule 3.1, the entire unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any other Loan Document (as hereinafter defined), shall be due and payable in full on the Maturity Date, subject to the Extension Options set forth below.

3.3 Application of Payments. Unless an Event of Default shall have occurred and be continuing, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, if any, including, without limitation late charges due hereunder, (b) second, to accrued and unpaid interest on the principal balance of this Note; (c) third, to the payment of principal, if any, due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents (as hereinafter defined), (e) fifth, to any other amounts then due Lender hereunder or under any of the Loan Documents, and (f) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. Following the occurrence and during the continuance of an Event of Default, payments may be applied by Lender to amounts owed hereunder and under the Loan Documents in such order as Lender shall determine, in its sole discretion.

3.4 Method of Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing. Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other final funds. If requested by Borrower, Interest, principal payments and any fees and expenses owed Lender from time to time will be deducted by Lender automatically on the due date from Borrower’s account with Lender, as designated in writing by Borrower. Borrower will maintain sufficient funds in the account on the dates Lender enters debits authorized by this Note. If there are insufficient funds in the account on the date Lender enters any debit authorized by this Note, the debit will be reversed. Borrower may terminate this direct debt arrangement at any time by sending written notice to Lender at the address specified above.

3.5 Prepayment. This Note may be prepaid, either in whole or in part, without penalty or premium, at any time and from time to time upon ten (10) days prior notice to Lender.

4. Extension of Maturity Date. Borrower has two options to extend the Maturity Date, each of which is for a one-year period (“Extension Options”) upon the same terms and conditions and subject to the same Loan Rate as set forth herein, provided that Borrower’s right to exercise each Extension Option shall be exercisable upon satisfaction of and subject to the following terms and conditions: (1) No Event of Default shall have occurred and be continuing at the time of the exercise of any Extension Option; (2) Borrower must deliver written notice of Borrower’s election to exercise an Extension Option within the 90-day period preceding the 30th day prior to the then applicable Maturity Date; (3) Borrower must pay Lender an extension fee equal to fifteen one-hundredths of the outstanding principal balance of the Loan at the time that Borrower exercises an Extension Option; (4) Borrower may not exercise its second Extension Option hereunder unless Borrower exercised its first Extension Option hereunder; (5) in the event of the exercise of the first Extension Option, then commencing on October 1, 2011 and continuing on the first day of each calendar month through August 1, 2012, monthly payments of principal shall be due (in addition to monthly interest payments as set forth herein) in an amount set forth on the schedule attached hereto as Schedule 3.1, the principal payment due for September 1, 2011 shall be as set forth on Schedule 3.1 and the Maturity Date shall be September 1, 2012; and (6) in the event of the exercise of the second Extension Option, then commencing October 1, 2012 and continuing on the first day of each calendar month through August 1, 2013, monthly payments of principal shall be due (in addition to monthly interest payments as set forth herein) in an amount set forth on the schedule attached hereto as Schedule 3.1, the principal payment due for September 1, 2012 shall be as set forth on Schedule 3.1, and the Maturity Date shall be September 1, 2013.

5. Security. This Note is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (“Deed of Trust”) of even date herewith made by Borrower to Lender creating a first mortgage lien on certain real property (“Premises”) legally described in Exhibit A attached to the Deed of Trust, an Assignment of Rents and Leases (“Assignment”) of even date herewith from Borrower to Lender, a Limited Guaranty of Payment of even date herewith from Grubb & Ellis Healthcare REIT, Inc. (“Guaranty”) (hereinafter the entity executing the Guaranty is referred to as “Guarantor”) to Lender and an Environmental Indemnity Agreement (“Indemnity Agreement”) of even date herewith from Borrower and Guarantor to Lender, (the Note, the Deed of Trust, the Assignment, the Guaranty, the Indemnity Agreement and any other document now or hereafter given to evidence or secure payment of this Note or delivered to induce Lender to disburse the proceeds of the Loan, and including any agreement, device or arrangement designed to protect Borrower from fluctuations of interest rates, exchange rates, or forward rates, including but not limited to dollar-denominated or cross-currency exchange agreements, foreign currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, all as such documents may hereafter be amended, restated or replaced from time to time, are hereinafter collectively referred to as the “Loan Documents”). Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.

6. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

6.1 the failure by Borrower to pay (i) any installment of principal or interest payable pursuant to this Note within ten (10) days after the date when due, or (ii) any other amount payable to Lender under this Note, the Deed of Trust or any of the other Loan Documents within twenty (20) days after the date when any such payment is due in accordance with the terms hereof or thereof; or

6.2 the occurrence of any “Event of Default” under any Loan Documents.

7. Remedies. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default until such Event of Default shall be cured or waived. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, the Deed of Trust and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, the Guarantors hereof, the Premises and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

8. Covenants and Waivers. Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and, to the extent permitted by law, do jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest of dishonor, and notice of protest; (iii) except as expressly provided in the Loan Documents, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each Borrower, guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby. This provision is a material inducement for Lender making the Loan to Borrower.

9. Other General Agreements.

9.1 Business Purpose Loan. Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq. Without limiting the generality of the foregoing, Borrower warrants and represents to Lender that (i) the proceeds of this Note will be used solely for business or commercial purposes, and in no way will the proceeds be used for personal, family, or household purposes; and (ii) the property covered by the Deed of Trust securing this Note is not the business or residential homestead of Borrower or any other person, and Borrower has no present intent to occupy in the future or use or claim in the future such property either as business or residential homestead.

9.2 Time. Time is of the essence hereof.

9.3 Governing Law. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Texas. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

9.4 No Joint Venture. Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any lessee, operator, concessionaire or licensee of Borrower in the conduct of its business, and by the execution of this Note, Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by Lender as a result of a claim that Lender is such partner, joint venturer, agent or associate.

9.5 Joint and Several Obligations. If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

9.6 Severable Loan Provisions. If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

9.7 Chapter 346 Not Applicable. Borrower agrees that Chapter 346 of the Texas Finance Code, relating to certain revolving credit loan accounts and tri-party accounts, is not applicable to this Note.

9.8 Assignability. Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral to another bank or financial institution, and Lender thereafter shall be relieved from all liability with respect to such collateral accruing from and after such assignment or transfer. In addition, Lender may at any time sell one or more participations in the Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

10. Notices. All notices required under this Note will be in writing and will be transmitted in the manner and to the addresses or facsimile numbers required by the Loan Agreement, or to such other addresses or facsimile numbers as Lender and Borrower may specify from time to time in writing.

11. CONSENT TO JURISDICTION. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE SOUTHERN DISTRICT OF TEXAS AND THE STATE COURTS OF TEXAS LOCATED IN HARRIS COUNTY, TEXAS AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS NOTE OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) BORROWER ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

12. WAIVER OF JURY TRIAL. BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

13. Customer Identification — USA Patriot Act Notice; OFAC and Bank Secrecy Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act. In addition, the Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Borrower or any subsidiary of the Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

14. Expenses and Indemnification. The Borrower shall pay all costs and expenses reasonably incurred by the Lender in connection with the preparation of this Note and the Loan Documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent corporation of the Lender. The Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses reasonably incurred in connection with the execution and delivery of this Note and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. The Borrower hereby authorizes the Bank to charge any account of the Borrower with the Bank for all sums due under this section. The Borrower also agrees to defend (with counsel satisfactory to the Lender), protect, indemnify and hold harmless the Lender, any parent corporation, affiliated corporation or subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents (each, an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any parent or affiliated corporation of the Lender, but excluding punitive damages or other exemplary damages, diminution in value, lost profits or lost opportunity costs), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Note or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Note and the Loan Documents, the making or issuance and management of the Loan, the use or intended use of the proceeds of the Loan and the enforcement of the Lender’s rights and remedies under this Note, the Loan Documents, any other instruments and documents delivered hereunder or thereunder, or under any other agreement between the Borrower and the Lender; provided, however, that the Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct, gross negligence, bad faith or illegal acts of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to such Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by such Indemnified Party until paid by the Borrower, shall be added to the obligations of the Borrower evidenced by this Note and secured by the collateral securing this Note. This indemnity is not intended to excuse the Lender from performing hereunder. The provisions of this section shall survive the closing of the Loan, the satisfaction and payment of this Note and any cancellation of the Loan Documents. The Borrower shall also pay, and hold the Lender harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the Loan. The Lender hereby represents that it has not employed a broker or other finder in connection with the Loan. The Borrower represents and warrants that no brokerage commissions or finder’s fees are to be paid in connection with the Loan.

15. NOTICE OF FINAL AGREEMENT. THIS WRITTEN NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature on Following Page]

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the day and year first written above.

BORROWER:

G&E HEALTHCARE REIT CYPRESS STATION, LLC, a

Delaware limited liability company

By: /s/ Shannon K S Johnson
Print Name: Shannon K S Johnson
Its: Authorized Signatory

STATE OF CALIFORNIA	)
) SS
COUNTY OF ORANGE	)

On March 20, 2008, before me, P.C. Han, Notary Public, personally appeared Shannon K S Johnson proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity(ies), and that by her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Phil C. Han

This area for official notarial seal.

[Seal] P.C. Han
[Seal] Commission # 1753200
[Seal] Notary Public — California
[Seal] Orange County
[Seal] My Comm. Expires Jun 25, 2011

SCHEDULE 3.1

Schedule of Principal Payments

Months	Principal Payment Amount

One through Forty-One	$8,044.00
(May 1, 2008 through September 1, 2011)
First Extension Option Period	$9,165.00
(October 1, 2011 through September 1, 2012)
Second Extension Option Period	$9,731.00

(October 1, 2012 through September 1, 2013)